                                                                     EXHIBIT 4.1


     NEITHER THIS WARRANT NOR ANY SECURITY ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR ANY SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IF (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTERED AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS,
     OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO
     REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED TO EFFECT SUCH
     TRANSFER.


                           STUART ENTERTAINMENT INC.

                 300,000 Warrants each to Purchase one Share of
                   Common Stock of Stuart Entertainment, Inc.


         FOR VALUE RECEIVED, Stuart Entertainment Inc., a Delaware corporation (the "Company"), hereby certifies that Trade Products, Inc., or its successor or assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, 300,000 fully paid and non-assessable shares of common stock of the Company, par value $.01 per share (the "Common Stock"), at a purchase price per share equal to the Exercise Price (as hereinafter defined).

         (a) DEFINITIONS. (1) The following terms, as used herein, have the following meanings:

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

         "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement dated as of August 6, 1996, as amended by that certain First Amendment to Asset Purchase Agreement (collectively, the "Asset Purchase Agreement"), among the Company, Trade Products, Inc. and the Persons listed on the signature pages thereto.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

         "EXERCISE PRICE" means $7.75 per Warrant Share.

         "EXPIRATION DATE" means 5:00 p.m. New York time on the tenth anniversary of the Closing Date.

         "PERSON" means an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "WARRANT SHARES" means the shares of Common Stock deliverable upon exercise of this Warrant, as the number of such shares shall be adjusted from time to time as provided herein.

                 (2) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Asset Purchase Agreement

         (b)     EXERCISE OF WARRANT.

                 (1) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, until the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto, together with this Warrant Certificate and the payment of the applicable Exercise Price in cash or by certified or official bank check or bank cashier's check payable to the order of the Company or by any combination thereof. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

                 The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

                 (2) If the Holder exercises the Warrant in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph (f) hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

                 (3) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph (e) below.

         (c) RESTRICTIVE LEGEND. Unless the issuance of the Warrant Shares shall have been registered under the Securities Act of 1933, as amended (the "Securities Act"), as a condition of its delivery of certificates for the Warrant Shares or upon the split-up, combination, exchange or transfer of the Warrant, the Company may require the Holder (including the transferee of the Warrant in whose name the Warrant Shares are to be registered) to deliver to the Company, in writing, representations regarding the Holder's sophistication, investment intent, acquisition for such Holder's own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering. The Company may place conspicuously upon each new Warrant and upon each certificate representing the Warrant Shares a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate, the terms of which are agreed to by the Holder (including each transferee).

         (d)     REPRESENTATIONS OF THE COMPANY.

                 (1) The execution and delivery by the Company of the Warrant has been duly authorized by all necessary corporate action, does not require any consent or approval (except those consents and approvals already obtained), and does not and will not conflict with, result in any violation of, or constitute any default under, any provision of any contractual obligation of the Company or any law or governmental regulation or court decree or order applicable to the Company.

                 (2) The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of the Warrant as will be sufficient to permit the exercise in full of the Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than those contemplated by paragraph (f)) and free and clear of all preemptive rights.

                 (3) The Warrant will on the execution and delivery thereof constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms.

         (e) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market price per share of Common Stock at the date of such exercise.

         (f) EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT. The holder of this Warrant or of any Warrant Shares, by acceptance thereof, agrees to give prior written notice to the Company of such holder's intention to transfer such Warrant or the Warrant Shares relating thereto (or any portion thereof) describing briefly the manner and circumstances of the proposed transfer. Promptly after receiving such written notice, the Company shall present copies thereof to Company counsel and to counsel designated by such holder, who may be an employee of such holder. If in the opinion of each such counsel the proposed transfer may be affected without registration or qualification of such Warrant or the Warrant Shares under any Federal or State securities law, the Company, as promptly as practicable, shall notify such holder of such opinion and of the terms and conditions, if any, to be observed, whereupon such holder shall be entitled to transfer such Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to such holder by the Company. If either of such counsel is unable to render such an opinion (in which case said counsel shall set forth in writing the basis for the legal conclusions in this regard), the Company shall promptly notify such holder that the proposed transfer described in the written notice given pursuant to this subsection may not be effected without such registration or qualification or without compliance with the conditions of an exemptive regulation of the Securities and Exchange Commission and any applicable State securities regulatory authority. Such holder shall not be entitled to effect such transfer until such registration, qualification, exemption or other compliance has become effective. All fees and expenses of counsel in connection with the rendition of the opinions provided for in this subsection shall be paid by the holder requesting the transfer. Subject to the preceding and paragraph (c) hereof, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled. Notwithstanding the foregoing, except for the first sentence hereof, the provisions of this paragraph (f) shall not apply to any transfer of this Warrant or any Warrant Shares by the Holder to any of the Shareholders.

         (g) LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

         (h)     ANTIDILUTION.

                 (1) In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on Common Stock payable in Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to paragraph (h)(2) below, the exercise of the Warrant after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified pursuant to clause
         (iii) or (iv) above) which, if the Warrant had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                 (2) Upon an adjustment in the Exercise Price as set forth in paragraph (h)(1) above, the number of shares for which the Warrant are exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by (i) multiplying the number of shares of Common Stock covered by the Warrant immediately prior to this adjustment of the number of shares of Common Stock by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

         (i) CONSOLIDATION, MERGER, OR SALE OF ASSETS. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise the Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which the Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (i) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in the Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any or surviving corporation shall expressly assume obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph (i) shall similarly apply to successive consolidations mergers, sales, leases or transfers.

         (j)  INCIDENTAL REGISTRATION RIGHTS.

                 (1) The Company agrees that at any time it proposes to register any of its Common Stock under the Securities Act on Form S-1 or any other form of registration statement then available for the registration under the Securities Act of securities of the Company and which is appropriate for the inclusion therein of the Warrant Shares as herein contemplated, it will give written notice to the Holder of its intention so to do and upon the written request of the Holder given within 30 days after receipt of any such notice from the Company, the Company will in each instance use its best efforts to cause all Warrant Shares relating to the Warrant held by the Holder (collectively, the "Eligible Securities") to be registered under said Securities Act and registered or qualified under any State securities law; provided, however, that the obligation to give such notice and to use such best efforts shall not apply to any proposal of the Company to register any of its securities under the Securities Act on Form S-4 or Form S-8 or any successor or similar forms; provided, however, that the Company shall have the right to postpone or withdraw the registration effected pursuant to this paragraph (j) without obligation to any holder. The inclusion of the Eligible Securities will be on the same terms and conditions as the comparable securities, if any, otherwise being sold by underwriters under such registration, or on terms and conditions comparable to those normally applicable to offerings of such securities in reasonably similar circumstances in the event that no securities comparable to the Eligible Securities are being sold through underwriters under such registration; provided, however, that if a greater number of Warrant Shares is offered for participation in the proposed underwriting than, in the reasonable opinion of the Company's underwriter can be accommodated without adversely affecting the proposed underwriting, then the amount of Warrant Shares proposed to be offered by such holders for registration, as well as the number of Securities of any other selling shareholders and the number of Securities being registered by the Company shall be proportionately reduced to a number deemed to be satisfactory to the managing underwriter. Nothing in this paragraph
         (j) shall be deemed to require the Company to proceed with any registration of its securities after giving the notice herein provided.

                 (2) In connection with any offering involving an underwriting, the Company shall not be required to include the Warrant Shares in such offering unless the undersigned accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it and then in only such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company.

                 (3) The Company will indemnify and hold harmless the Holder participating in a registration of the Warrant Shares, and each person, if any, who controls such a Holder from and against any and all loss, damage, liability, cost, and expense to which such Holder or controlling person may become subject under the Securities Act or otherwise insofar as such any loss, damage, liability, cost, or expense is caused by any untrue statement or alleged untrue statement of any material fact in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost, or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder or such controlling person in writing specifically for use in the preparation thereof.

                 (4) The Holder participating in a registration hereunder will indemnify and hold harmless the Company, any underwriter, and each person, if any, who controls the Company or such underwriter from and against any and all loss, damage, liability, cost, and expense to which the Company or any such underwriter or controlling person becomes subject under the Securities Act or otherwise insofar as such loss, damage, liability, cost, or expense is caused by any untrue statement of any material fact in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arises out of or is based upon the omission or failure to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was so made in reliance upon and in conformity with written information furnished by such Holder specifically for use in the preparation thereof; provided, however, that the maximum liability of Holder hereunder shall not exceed the maximum proceeds which could be received by Holder pursuant to any registration.

                 (5) Promptly after receipt by an indemnified party of notices of the commencement of any action for which the indemnified party may be entitled to indemnification under the provisions of this paragraph (i), such indemnified party will, if a claim therefor is to be made against the indemnifying party under such provisions, promptly notify the indemnifying part of the commencement thereof; but the failure to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to indemnification under such provisions except to the extent that such party is prejudiced by such failure. The indemnifying party shall have the right to participate in and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense of such action with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action, the indemnifying party will not be liable to such indemnified party for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless
         (A) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of action, or (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                 (6) In the event the indemnification provisions set forth in this paragraph (j) are determined to be unenforceable by a court of competent jurisdiction, the Company and the Holder shall have such rights to contribution as they would have been entitled to receive under applicable law; provided, however, that in no event will the Holder participating in a registration hereunder be obligated to make any contribution to the Company, any underwriter, or any person who controls the Company or any underwriter except to the extent that there is loss, damage, liability, cost, or expense caused by any untrue statement of a material fact in a registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or failure to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and then only to the extent, that such untrue statement or omission was so made in reliance upon and in conformity with written information furnished by such Holder specifically for use in the preparation thereof; and provided, further, that the maximum liability of Holder hereunder shall not exceed the maximum proceeds which could be received by Holder pursuant to the registration.

                 (7) All registration expenses will be paid by the Company. For purposes of this paragraph (j), registration expenses shall include (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the shares), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the

         Company and customary fees and expenses for independent certified public accountants retained by the Company, (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration; but shall not include any underwriting fees, discounts or commissions attributable to the sale of the Warrant Shares, or of any out-of-pocket expenses including attorney's fees of the Holder (or the agents who manage their accounts).

         (k) NOTICES. The Company shall mail to each Holder a notice of any proposed transaction which would require an adjustment pursuant to paragraph (h) or paragraph (i) above. The Company shall mail such notice stating the proposed record date (if any) or effective date for any such transaction and briefly describing the transaction. The Company shall mail the notice first class mail, postage prepaid, to the registered address of such Holder on the books of the Company at least 10 days (or lesser number of days if 10-day notice is not practicable) before such date, but failure to mail the notice or of any Holder to receive the notice or any defect in the notice shall not affect the legality or validity of any such transaction or the vote, if any, upon any such transaction. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

         If to the Company:

                                  Stuart Entertainment Inc.
                                  3211 Nebraska Avenue
                                  Council Bluffs, Iowa 51501
                                  Telecopy: (712) 323-3215
                                  Attention: Chief Executive Officer


         If to the Holder:

                                  Trade Products, Inc.
                                  2807 Lincoln Way
                                  Lynnwood, Washington 98046
                                  Telecopy: (206) 743-5224
                                  Attention: President


Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

         (l) RIGHTS OF THE HOLDER. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

         (m) WARRANT HOLDER REPRESENTATIONS. Notwithstanding anything to the contrary herein, the Holder represents and warrants that (a) it acknowledges that the Warrant and the Warrant Shares have not been registered under the Securities Act or any state securities laws, (b) the Warrant and the Warrant Shares (unless such Warrant and/or Warrant Shares, as the case may be, are registered under the Securities Act and applicable state securities laws) are being and will be issued pursuant to an exemption from registration for nonpublic offerings or offerings to one or more accredited investors, (c) that the Holder is acquiring the Warrant and will acquire the Warrant Shares (unless such Warrant and/or Warrant Shares are registered under the Securities Act and applicable state securities laws) for his own account and not with a view toward their distribution, (d) the Holder is experienced in making investments of this nature and has the necessary sophistication to be able to evaluate the merits of this investment and (e) the Holder will not sell, offer for sale, pledge or otherwise hypothecate the Warrant or the Warrant Shares (unless such shares are registered under the Securities Act and applicable state securities laws) unless such sale, offer for sale, pledge or hypothecation of the Warrant and Warrant Shares is exempt from the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws.

         (n) GOVERNING LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

         (o) AMENDMENTS; WAIVERS. Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of November 13, 1996.

                                    STUART ENTERTAINMENT, INC.

                                    By       /S/ ALBERT F. BARBER
                                       -------------------------------------
                                             Albert F. Barber, Vice Chairman
                                             and Chief Executive Officer


Acknowledged and Agreed:



TRADE PRODUCTS, INC.


By      /S/ RONALD G. RUDY
     -----------------------------
         Ronald G. Rudy, President

                            WARRANT EXERCISE NOTICE

               (To be executed only upon exercise of the Warrant)

To: Stuart Entertainment Inc.

         The undersigned irrevocably exercises the Warrant for the purchase of _____ shares (the "Shares") of Common Stock, par value $.01 per share, of Stuart Entertainment Inc. (the "Company") and agrees to make payment therefor in the amount of $____________, all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date: ____________, _____



                                   ------------------------------------------
                                   (Signature of Owner)



                                   ------------------------------------------
                                   (Street Address)



                                   ------------------------------------------
                                   (City, State, Zip Code)





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Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:





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                            WARRANT ASSIGNMENT FORM

                                                       Dated ____________, _____

         FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto ____________________ (the "Assignee"), (please type or print in block letters)

________________________________________________________________________________
                                (insert address)

its right to purchase up to ______ shares of the common stock, $.01 par value per share, of Stuart Entertainment, Inc. represented by this Warrant and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

                                  Signature ____________________________________





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